UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 16, 2012

Home BancShares, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	000-51904	71-0682831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas	72032
(Address of principal executive offices)	(Zip Code)

(501) 328-4770

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Effective February 16, 2012, Home BancShares, Inc. (the “Company”) and its wholly owned subsidiary, Centennial Bank (“Centennial”), completed Centennial’s previously announced acquisition of substantially all operating assets and liabilities of Vision Bank, a Florida state-chartered bank with its principal office located in Panama City, Florida (“Vision”), pursuant to a Purchase and Assumption Agreement (the “Agreement”), dated November 16, 2011, between the Company, Centennial, Park National Corporation, parent company of Vision (“Park”), and Vision.

Pursuant to the Agreement, Centennial assumed approximately $520 million in customer deposits and acquired approximately $354 million in performing loans from Vision, along with approximately $12.5 million in fixed assets and miscellaneous other assets and liabilities. In connection with the acquisition, Park has made a payment to Centennial in the amount of approximately $124.8 million, subject to customary post-closing adjustments based upon the final closing date balances of the assets acquired and liabilities assumed from Vision. Centennial paid a purchase price to Vision of approximately $27.9 million for the acquisition.

As part of the acquisition, Centennial acquired the real estate and other assets related to Vision’s 17 banking offices, including eight locations in Baldwin County, Alabama, and nine locations in the Florida Panhandle counties of Bay, Gulf, Okaloosa, Santa Rosa and Walton. Included in the acquisition were the fixed assets located within the Vision offices, the safe deposit business conducted at the Vision offices, cash on hand, prepaid expenses and Vision’s rights under contracts related to the Vision offices. Centennial also assumed the liabilities and obligations of Vision with respect to the safe deposit business, the assumed contracts, third-party leases for the real estate leased by Vision and equipment and operating leases related to the Vision offices.

Vision’s nonperforming loans and certain other loans and its other real estate owned were not acquired by Centennial, and no other assets or liabilities of Park were acquired or assumed by Centennial. Pursuant to the Agreement, Park granted Centennial a put option to put an aggregate of $7.5 million of the purchased loans back to Park for a period of up to six months after the closing date.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 17, 2011 and is incorporated herein by reference. A copy of the Company’s press release, dated February 16, 2012, announcing Centennial’s acquisition of the Vision branch locations is attached as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Purchase and Assumption Agreement By and Between Vision Bank and Park National Corporation and Centennial Bank and Home BancShares, Inc., dated as of November 16, 2011 (incorporated herein by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 17, 2011).

99.1	Press Release: Home BancShares, Inc. and Centennial Bank Announce Acquisition of Vision Bank Branch Locations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.
(Registrant)

Date: February 16, 2012	/s/ Randy Mayor
Randy Mayor
Chief Financial Officer